Employment Agreement


     This Employment Agreement ("Agreement") is made as of January 3, 1995, ("Effective Date") between SP Enterprises, Inc. (also doing business as "Interactive Magic", and hereafter in this Agreement the "Corporation"), a Maryland corporation, and Joseph F. Rutledge ("Employee").

     WHEREAS, the Corporation desires to employ Employee, and Employee desires to be employed by the Corporation, upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and covenants herein contained, the Corporation and Employee agree as follows:

     1. Term of Agreement. This Agreement shall commence as of the Effective Date for an initial term of three (3) years, provided that upon each annual anniversary of the Effective Date commencing January 3, 1997, the term shall be extended automatically by an additional one (1) year unless either the Corporation or Employee, prior to such anniversary date shall give notice of intent not to extend the term for an additional year. The initial term, as extended automatically pursuant to the foregoing sentence, is hereafter the "Term of Agreement".

     2. Period of Employment. The Corporation shall employ the Employee, and the Employee shall serve in the employ of the Corporation, during the Term of Agreement (the "Period of Employment"), in the position and with the duties and responsibilities set forth in Exhibit A, subject to the other terms and conditions of this Agreement.

     3. Compensation. During the Period of Employment, the Corporation shall pay to the Employee as compensation a base salary and incentive compensation as set forth on Exhibit A.

     4. Benefits. During the Period of Employment, the Corporation shall pay the Employee the following benefits:

          (a) Medical and Dental benefits. Employee shall be entitled to reimbursement of reasonable health insurance premiums for family coverage and shall be eligible to participate in the Corporation medical and dental plans in accordance with the company's policies as may be in effect from time to time.

          (b) Disability Insurance. The Corporation shall provide Employee with disability insurance in accordance with the Corporation's policies as may be in effect from time to time.

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


          (c) Modification Of Company Benefit Plans. Nothing herein shall be construed as an obligation to make available benefit plans to its employees generally, or to provide for specific terms and conditions relating to such benefit plans.

          (d) Vacation. Employee shall be entitled to all regular Corporation employee holidays in addition to such vacation as provided in Exhibit A.

     5. Termination Before Expiration of Period of Employee. The termination of the employment of the Employee during the Period of Employment may occur, under this Agreement, in any one of the following ways:

          (a) By the Corporation. The Corporation may terminate the employment of the Employee at any time.

          (b) By the Employee. The Employee may terminate his employment at any time during the Period of Employment for any reason, including retirement pursuant to the provisions of the Corporation's retirement plan, if any.

          (c) Death or Disability. Upon the death or disability of the employee, and in either such event, the provisions of Section 8 will apply.

     6. Notice of Termination. Any termination of the employment of the Employee, whether by the Corporation or by the Employee shall be communicated to the other party by notice in writing (the "Notice of Termination"), and shall state the termination provision in this agreement relied upon and (other than for nonrenewal of the Term provided in Section 1) shall set forth in reasonable detail the facts circumstances claimed to provide a basis for termination under the provisions so indicated. The "Date of Termination" shall mean the date on which the employment terminates.

     7. Consequences of Termination. The Termination of the employment of the Employee during the Period of Employment will cause the following results:

          7.1. If the termination is for any reason other than either by the Corporation for Cause (as defined herein) or by Employee voluntarily
     (including resignation or pursuant to notice of nonrenewal by Employee under Section 1):

               (a) The Corporation will pay the Employee within five (5) days after the Date of Termination: (i) any unpaid base compensation for services performed prior to the Date of Termination; (ii) the amount of any accrued annual vacation pay to which he may be entitled under the Corporation's vacation plan and other accrued but unpaid benefits; and (iii) an amount as liquidated damages, and in a lump sum, equal to the total of (A) Employee's annual base salary then in effect (regardless of whether such salary has been paid or deferred); (B) Employee's incentive compensation under Section 4 (b), if any, due from prior years but unpaid as of the Date of Termination; and


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


          (C) such incentive compensation under Section 4 (b), if any, as would have been earned (as defined in Section 7.1 (b)) by Employee for the period from January 1 of the year of the Date of Termination through the Date of Termination, in all cases subject to applicable federal and state withholding. (The total amount due under subsection (iii) is hereafter the "Termination Damages.")

               (b) For purposes of calculating the incentive compensation component in foregoing clause (a) (iii) (C), Employee shall be deemed to have earned such incentive compensation if the Corporation's performance, either pro-rated as of the Date of Termination from the annual performance criteria as previously determined by the Board of Directors under Section 3 ("Performance Criteria") or as of the end of the applicable year, substantially satisfies the Performance Criteria. The amount of incentive compensation to which the Employee shall be entitled under clause (a) (iii) (C) is the portion of the total incentive compensation for the year in which the Date of Termination occurs, pro rated from January 1 through the Date of Termination. In the event the amount of incentive compensation due under clause (a)
          (iii) (C) cannot reasonably be determined within five days of the Date of Termination, the amount due under clause (a) (iii) (C) shall be paid as soon as can practicably be determined, but in no event later than incentive compensation paid to the Corporation's other employees for such year.

               (c) The term "Cause" shall mean: (i) breach of this Agreement that (except as to breach sections 11 and 12, which shall not be curable other than with the Corporation's consent which may be withheld in its sole discretion) remains uncured 30 days following written notice by the Corporation to Employee of such breach; (ii) material or flagrant violations of Employer's policies and procedures;
          (iii) other conduct that is substantially and materially detrimental to the best interests of the Corporation; (iv) conviction of, or pleading guilty or Confessing to, fraud, misappropriation, embezzlement or any felony; or (v) willful failure, without reasonable excuse or proper authorization, to devote full business time to the affairs of the Corporation.

               (d) Notwithstanding anything to the contrary, in the event of notice by the Corporation pursuant to Section 1 that it will not extend the Period of Employment for an additional one-year term upon any anniversary of the Effective Date, amounts due the Employee under Section (a) shall be reduced by amounts paid by the Corporation to Employee as base and incentive compensation for the period commencing January 3 of the final year of the Term of the Agreement through the Date of Termination.

     7.2 If the termination is voluntarily by the Employee or is by the Corporation for Cause:

          (a) The Corporation will pay the Employee within five (5) days after the Date of Termination: (i) any unpaid compensation for services performed prior to the Date of Termination; (ii) the amount of any accrued annual vacation pay to


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


     which he may be entitled under the Corporation's vacation plan; and (iii) incentive compensation for the year in which the Date of Termination occurs as described in Section 7.1 (a) (iii) (C).

          (b) For purposes of this section, "voluntary termination" by Employee shall not include termination by Employee as a result of (i) a material change in the Employee's duties, responsibilities or authority, without his express written consent, or any change, including the sale or other disposition of a substantial part of the business of the Corporation and its subsidiaries, which would cause the Employee's position with the Corporation to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Section 2; (ii) relocation or transfer of the Employee's office to a location more than fifty miles from the Employee's principal residence or the Corporation's principal offices in North Carolina as of the date of this Agreement, without his express written consent; (iii) failure to obtain the assumption of the obligation to perform this Agreement by any successor, or (iv) breach of this Agreement by the Corporation.

     8. Death and Disability. In the event of the Employee's death or disability, the following provisions will apply:

          (a) Death. The Employee's employment shall be terminated upon his death, and the beneficiaries of the Employee will be entitled to receive the amounts set forth in section 7.2 (a) and the benefits set forth in any plans of the Corporation then in effect and applicable under the circumstances.

          (b) Disability. If, during the Period of Employment, the Employee becomes physically or mentally disabled so as to be unable to carry out the normal and usual duties of his employment for six (6) continuous months, his employment hereunder may be terminated at the election of the Corporation. During such period of the Employee's disability prior to termination, the Employee shall continue to earn all compensation and other benefits as if he were not disabled, and following termination he shall continue to participate in all benefit plans of the Corporation applicable to employees terminated for disability or retirement, as the case may be.

     9. Other Benefits. Nothing in this Agreement shall prevent the Employee from receiving any benefits to which he may be entitled under any plan or program of the Corporation, except any severance pay benefits for which he might otherwise be eligible under any plan, program or policy of the Corporation. Amounts paid to the Employee pursuant to Section 7 shall be considered as compensation or earnings for purposes of the Corporation's pension plan or other benefit plans, programs or policies.

     10. Income Tax Withholding. The Corporation may withhold from and benefits payable under this Agreement any federal, state, city or other taxes as may be required pursuant to any law, regulation or ruling.

     11. Noncompetition.


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


          (a) Employee shall not, without the prior written approval of the Board of Directors of the Corporation, during the term hereof and a period of one (1) year after termination of his employment with the Corporation, be interested, directly or indirectly, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other Competitive Business (as defined herein) within 250 miles of any location at which the Corporation maintains its principal administrative headquarters; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest in the capital stock or securities of any corporation whose stock or securities are regularly traded on any public exchange. The term "Competitive Business" shall mean the design, manufacture, or sale of games used on personal computers.

          (b) The Term of this provision shall be extended by breach of subsection (a) such that the term shall run for one year from the date such breach is cured.

          (c) The term of this provision shall be reduced automatically upon failure of the Corporation to timely pay the full amount of all Termination Damages provided in Section 7. The amount of reduction in the term shall bear the same proportion to the one-year term as the amount of Termination Damages due but not paid bears to the total Termination Damages. Reduction of the term shall not release the Corporation from its full obligation for Termination Damages without the express written consent of the Employee.

     12. Confidentiality; Ownership and Assignment of Rights.

     (a) Other than in the furtherance of his duties to the Corporation the Employee shall not at any time, either directly or indirectly, divulge, disclose, or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Corporation, including without limitation the names of its customers or clients, the prices at which it sells, has sold, provides or has provided, its products and services, or any other information concerning the Corporation, its manner of operation, its plans, processes, or other data without regard to whether all of the forgoing matters would be deemed confidential, material or important, the parties hereto stipulating that, as between them, the same are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Corporation, and the Corporation's good will and that any breach of the terms of this paragraph shall be a material breach of this Agreement. This confidentiality provision shall survive the termination of Employee's employment, regardless of cause. The existence of any claims or cause of action against the Corporation by Employee, whether predicated on this Agreement or otherwise, shall not be constitute a defense to enforcement of this provision.


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


     (b) Employee agrees that upon termination for any reason and unless specifically authorized otherwise in writing by the Corporation's Board of Directors, he shall return to the Corporation, without making or retaining any copies thereof, all documents pertaining to the Corporation's business in any way obtained while Employee was an Employee of the Corporation.

     (c) Employee shall not, whether during the Period of Employment or thereafter, have or claim any right, title or interest in any trade name, patent, trademark, copyright or other similar rights, domestic or foreign (collectively, "Intangible Assets") belonging to or used by the Corporation, and shall not assert any right, title or interest in any material prepared for or used in connection with the Corporation, whether produced in whole or in part by the Employee. Employee shall cooperate fully with the Corporation during his employment and thereafter in securing for the benefit of the Corporation to Intangible Assets.

     (d) Employee shall communicate to the Corporation promptly and fully all inventions made or conceived by Employee relating to the business of the Corporation, whether on the time of the Corporation or Employee's own time, and such inventions shall remain the sole and exclusive property of the Corporation. The term "inventions" as used in this section shall include without limitation all concepts, ideas, notes, reports, and other material regardless of whether patentable or copyrightable. All inventions made of conceived by Employee within one year after termination of Employee's employment shall be presumed to relate to the business of the Corporation unless Employee can demonstrate the complete non-applicability of such invention to the Corporation's business as conducted or planned at the date of such termination.

     13. Remedy for Breach. The parties recognize that the services to be rendered by Employee hereunder are special, unique, of an extraordinary character, require Employee's special skills knowledge and talents and that his employment with the company of necessity provide Employee with the specialized knowledge, and that the Corporation will be irreparably harmed in the event Employee were to use his special skill, knowledge and talents and his knowledge of the Corporation's trade secrets in competition with the competitor of the Corporation, or otherwise in breach or threatened breach of the Agreement. In such event the Corporation, without limitation as to other remedies that may be available to it, shall be entitled to institute and prosecute proceedings in law or in equity to enforce the specific performance hereof by Employee or to enjoin Employee from breaching the provisions hereof. Employee waives any and all defenses he may have on the ground of jurisdiction or competence of the court to grant such an injunction, specific performance or other equitable relief.

     14. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision or this Agreement, which shall remain in full force and effect.


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


     15. Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by all parties hereto.

     16. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in respect of the matters set forth herein, and all prior negotiations, writings and understandings, written or oral, relating to the subject matter of the Agreement are merged herein and are superseded and canceled by this Agreement.

     17. Binding Agreement and Successors. The Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement and the rights of the parties hereunder may not be assigned, and the obligations of the parties hereunder may not be delegated, in whole or in part, without the prior written consent of the other party hereto.

     18. Notices. Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to be given upon (i) delivery in person, (ii) three
(3) days after being deposited in he mail, first class postage prepaid, for mailing by certified or registered mail, (iii) one day after being deposited with an overnight courier, charges prepaid for next day delivery, or (iv) when transmitted by facsimile, upon receipt of a facsimile confirmation by the intended recipient, with a copy simultaneously sent as provided in clauses (ii) or (iii), in every case addressed as follows (or at such other address or addresses as be specified from time to time pursuant to a notice sent in accordance with this section):

                  If to the Corporation, delivered or mailed to:

                           SP Enterprises, Inc. (dba Interactive Magic)
                           140 Southcenter Court
                           Suite #800
                           Morrisville, North Carolina 27560
                           Attention: President

If to Employee, delivered or mailed to the Employee at his last-known address on the Corporation's records.

     19. Section Headings. The Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.

     20. Construction. Each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared


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


and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

     21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     22. Previous Agreements. Employee represents and warrants that he has undertaken a review of all applicable agreements and understandings with his former and current employers and that he is not subject to any duties or obligations that conflict with or are inconsistent with the full and complete performance of his duties and obligations under this Agreement.

     23. Governing Laws. This Agreement shall be subject to, and governed by, the laws of the state of Maryland, excluding its choice of law provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


Witness or Attest:                         SP Enterprises, Inc.


/s/ Suzanne McKenzie                        /s/ Robert L. Pickens
-------------------------                   --------------------------
                                            Robert L. Pickens
                                            President

Witness:



/s/ Douglas B. Kubel                        /s/ Joseph F. Rutledge
-------------------------                   --------------------------
                                            Joseph F. Rutledge


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


                               Joseph F. Rutledge
                              Employment Agreement
                                    Exhibit A


1.   Description of Position:

     a. Title: Vice President of Internal Development

     b. Duties:

        o    Manage all internal development activities
        o    Procuring all hardware and software
        o    Staff with appropriate human resources
        o    Set up development offices

2.   Compensation:

     a. Annual base compensation of Eighty Thousand Dollars ($80,000) with increases in such amounts as may be determined from time to time by the Board of Directors.

     b. Annual incentive compensation in an amount to be determined from year to year by the Corporation's Board of Directors.

3.   Vacation:

     a. Two (2) weeks per year.


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




                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement is entered into, effective the _____ day of May, 1998, by and between INTERACTIVE MAGIC, INC. (formerly known as SP Enterprises, Inc. and hereinafter in this Agreement, the "Corporation") and JOSEPH F. RUTLEDGE (the "Employee").

         WHEREAS, the Corporation and the Employee are parties to an Employment Agreement dated January 3, 1995, a copy of which is attached hereto as Exhibit A (the "Agreement");

         WHEREAS, the Corporation and the Employee desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual promises set forth below, the legal sufficiency and adequacy of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

              1. Section 23, Governing Laws, is amended by deleting that Section that in its entirety and by inserting in lieu thereof a new Section 23 to read as follows:

                            23. Governing Law. This Agreement shall be subject
                  to, and governed by, the laws of the State of North Carolina, excluding its choice of law provisions.

         2. Exhibit A to the Agreement is amended by deleting Subparagraph a. of
Section 2, Compensation, in its entirety and inserting in lieu thereof the following:



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


                            a. Annual base compensation of One Hundred
                  Twenty-Five Thousand Dollars ($125,000) with increases in such amounts as may be determined from time to time by the Board of Directors.

              3. Except as set forth herein, the Agreement is not modified or amended, and the parties hereto reaffirm and agree to all of the terms and provisions of the Agreement, as amended, in all other respects.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement, effective the _____day of May, 1998.

                                            INTERACTIVE MAGIC, INC.


ATTEST:
                                            By: _______________________________
                                                     Name:
                                                     Title:
------------------------------------
                  Secretary

(CORPORATE SEAL)


                                    EMPLOYEE:




                                                     --------------------------
                                                     Joseph F. Rutledge


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